CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 4, 2001, relating to the financial statements and financial highlights, which appears in the October 31, 2001 Annual Report to Shareholders of INVESCO International Funds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Denver, Colorado
December 15, 2002